                                [METLIFE LOGO](R)

                       METROPOLITAN LIFE INSURANCE COMPANY
                   One Madison Avenue, New York, NY 10010-3690


                                   ENDORSEMENT


This Endorsement amends the Tax Sheltered Annuity (TSA) certificate to which it is attached by adding provisions required by the Internal Revenue Code of 1986 ("Code"), as amended from time to time, to assure continued qualification as a TSA certificate under Section 403(b):

I.   TSA CONTRIBUTIONS

     Sections 403(b)(2) and 415 of the Code limit the annual amounts that may be deposited in 403(b) certificates. The contributions permitted under this certificate may not exceed these limitations or the limitations in Section 402(g) of the Code that apply to salary reduction elective deferrals under this contract and all other certificates you have through your employer.

     This certificate will accept transfer amounts from other 403(b) contracts and certificates or 403(b)(7) custodial accounts in accordance with Rev. Rul. 90-24. This certificate will also accept eligible rollover distributions under Sections 403(b)(8) and 408(d)(3)(A)(iii).


II.  LOAN PROVISION

a) If you fail to pay any loan repayment when it is due, if permitted under the terms of your loan agreement, we will treat the entire unpaid loan balance as a taxable distribution to you at the time of the default. After a specified grace period, we will report as a distribution the amount of the unpaid loan balance (including accrued interest thereon) as required under section 72(p) of the Code and the Regulations thereunder. We will also, to the extent permissible under the Federal tax law, process a partial withdrawal against the Owner's account so as to surrender the amount of cash value necessary to pay the delinquent repayment(s) of principal and interest and any surrender fee and tax withholding (if required). We will only process a withdrawal under this provision if it is permissible to withdraw that amount under the Code (including Section 403(b)(11)) and the Employee Retirement Income Security Act ("ERISA").

b) If we are prohibited under Federal tax law or ERISA from processing a withdrawal to repay amounts for which you are legally in default under the terms of your loan agreement, you will continue to be charged interest on the

G.20247.567
     delinquent amounts as provided under the terms of your loan agreement until the withdrawal can be made.

c) If required by the Federal tax law, we will also report as a taxable distribution any of the interest charged and not paid with respect to any amounts in default which we are not permitted to withdraw from the account.

d) Notwithstanding anything in this certificate to the contrary, the terms of the loan are governed by Section 72(p) of the Code and any rules and regulations issued thereunder.


III. MINIMUM DISTRIBUTIONS

a) Minimum distribution requirements may be satisfied by receiving a distribution from one TSA that is equal to the amount required to satisfy the minimum distribution requirements for two or more TSAs. For this purpose, the owner of two or more TSAs may use an alternative method to satisfy the minimum distribution requirements.

b) If your Plan permits, for taxable years beginning after December 31, 1996 (except in the case of a more than 5% owner), distributions do not have to begin until April 1 of the calendar year following the later of i) the calendar year in which you attain age 70 1/2 or (ii) the calendar year in which you retire.

c) In any case, if you die on or after the date that income payments start or on or after the date that required minimum distributions to you have begun, the Code requires that payments or distributions of the death benefit be made at least as rapidly as under the method of payment or distribution in effect at the time of your death.

d) If you die before the date that income payments start or before the date that required minimum distribution to you have begun, we will pay the death benefit (described below) to your beneficiary or permit him or her to select one of our available income plans as of the date that we receive proof of death and properly completed claim forms.

     Notwithstanding anything in this certificate to the contrary, only income plans which comply with the rules described in this section will be made available to your beneficiary.

IV.  ELIGIBLE ROLLOVER DISTRIBUTIONS

     For distributions made after 1992, notwithstanding any provision of this certificate to the contrary that would otherwise limit an election under this provision, you or your surviving spouse or former spouse who is an alternate payee under a qualified domestic relations order, as defined in
     Section 414(p) of the Code (hereinafter referred to as Distributee), may elect at the time and in the manner prescribed by MetLife as payor and, if applicable, the plan administrator, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the Distributee in a direct rollover. An eligible rollover distribution from this certificate is the taxable portion of any distribution made to the Distributee, except that an eligible rollover distribution does not include the following:

     o any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy of the Distributee or the joint lives or joint life expectancies) of the Distributee and his or her named beneficiary;

     o any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) for a specified period of 10 years or more;

     o   any distribution to the extent such distribution is required under
         Section 401(a)(9) of the Code; or

     o   the portion of any distribution that is not includible in gross income.

     An eligible rollover distribution is subject to mandatory 20% income tax withholding unless the Distributee elects a direct rollover to an eligible retirement plan. An eligible retirement plan is an individual retirement account as described in Section 408(a) of the Code, an individual retirement annuity under Section 408(b), or, except for your surviving spouse, a tax-sheltered annuity as described in Section 403(b) of the Code, that accepts your eligible rollover distribution.

                                     * * * * *

The terms of this Endorsement shall override all conflicting provisions of this certificate and shall be effective as of the date of issuance of this certificate or the effective day of any Federal tax law or ERISA provision which requires the amendment.

This Endorsement and TSA certificate it amends shall be interpreted and administered in accordance with the requirements of Section 403(b) of the Code and the regulations thereunder.

You are responsible for the tax consequences of any contributions, withdrawals, distributions and loans from the certificate. You must provide us with all necessary instructions and information as may be required to report properly on the qualified status of this certificate.







                                          /s/ Louis J. Ragusa
                                         --------------------------
                                         Louis J. Ragusa
                                         Vice-President & Secretary

                     METROPOLITAN LIFE INSURANCE COMPANY
                 One Madison Avenue, New York, NY 10010-3690


                                 ENDORSEMENT

This Endorsement amends the Tax Sheltered Annuity (TSA) certificate to which it is attached by adding provisions required by the Internal Revenue Code of 1986 ("Code"), as amended from time to time, to assure continued qualification as a TSA certificate under Section 403(b):

I.   TSA CONTRIBUTIONS

     Sections 403(b)(2) and 415 of the Code limit the annual amounts that may be deposited in 403(b) certificates. The contributions permitted under this certificate may not exceed these limitations or the limitations in Section 402(g) of the Code that apply to salary reduction elective deferrals under this contract and all other certificates you have through your employer

     This certificate will accept transfer amounts from other 403(b) contracts and certificates or 403(b)(7) custodial accounts in accordance with Rev. Rul. 90-24. This certificate will also accept eligible rollover distributions under Sections 403(b)(8) and 408(d)(3)(A)(iii).


II.  MINIMUM DISTRIBUTIONS

a) Minimum distribution requirements may be satisfied by receiving a distribution from one TSA that is equal to the amount required to satisfy the minimum distribution requirements for two or more TSAs. For this purpose, the owner of two or more TSAs may use an alternative method to satisfy the minimum distribution requirements.

b) If your Plan permits, for taxable years beginning after December 31, 1996 (except in the case of a more than 5% owner), distributions do not have to begin until April 1 of the calendar year following the later of i) the calendar year in which you attain age 70 1/2 or (ii) the calendar year in which you retire.

c) In any case, if you die on or after the date that income payments start or on or after the date that required minimum distributions to you have begun, the Code requires that payments or distributions of the death benefit be made at least as rapidly as under the method of payment or distribution in effect at the time of your death.


G 20247-567 NL

d) If you die before the date that income payments start or before the date that required minimum distribution to you have begun, we will pay the death benefit (described below) to your beneficiary or permit him or her to select one of our available income plans as of the date that we receive proof of death and properly completed claim forms.

     Notwithstanding anything in this certificate to the contrary, only income plans which comply with the rules described in this section will be made available to your beneficiary.


III. ELIGIBLE ROLLOVER DISTRIBUTIONS

     For distributions made after 1992, notwithstanding any provision of this certificate to the contrary that would otherwise limit an election under this provision, you or your surviving spouse or former spouse who is an alternate payee under a qualified domestic relations order, as defined in
     Section 414(p) of the Code (hereinafter referred to as Distributee), may elect at the time and in the manner prescribed by MetLife as payor and, if applicable, the plan administrator, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the Distributee in a direct rollover. An eligible rollover distribution from this certificate is the taxable portion of any distribution made to the Distributee, except that an eligible rollover distribution does not include the following:

     o any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy of the Distributee or the joint lives or joint life expectancies) of the Distributee and his or her named beneficiary;

     o any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) for a specified period of 10 years or more;

     o   any distribution to the extent such distribution is required under
         Section 401(a)(9) of the Code; or

     o   the portion of any distribution that is not includible in gross income.

     An eligible rollover distribution is subject to mandatory 20% income tax withholding unless the Distributee elects a direct rollover to an eligible retirement plan. An eligible retirement plan is an individual retirement account as described in Section 408(a) of the Code, an individual retirement annuity under Section 408(b), or, except for your surviving spouse, a tax-sheltered annuity as described in Section 403(b) of the Code, that accepts your eligible rollover distribution.

                                   * * * * *

The terms of this Endorsement shall override all conflicting provisions of this certificate and shall be effective as of the date of issuance of this certificate or the effective day of any Federal tax law or ERISA provision which requires the amendment.

This Endorsement and TSA certificate it amends shall be interpreted and administered in accordance with the requirements of Section 403(b) of the Code and the regulations thereunder.

You are responsible for the tax consequences of any contributions, withdrawals, distributions and loans from the certificate. You must provide us with all necessary instructions and information as may be required to report properly on the qualified status of this certificate.

                                          /s/ Louis J. Ragusa
                                         --------------------------
                                         Louis J. Ragusa
                                         Vice-President & Secretary

                                [METLIFE LOGO](R)

                       METROPOLITAN LIFE INSURANCE COMPANY
                   One Madison Avenue, New York, NY 10010-3690




Group Annuity Contract No. [XXXXX] issued to



                               [A.B.C. Company]




is hereby endorsed, effective January 1, 2000, by substituting for item (d) of [Section 9.1(e) of the Contract, or Provisions 8 or 9 in Endorsement Forms
G.20375 or G.20375-1 attached to the Contract], the following:


"(d) the portion of any distribution that is not included in gross income; (e) a withdrawal on account of financial hardship of post-1988 elective deferral purchase payments; or (f) any other withdrawal or distribution which the tax law requires be excluded from treatment as an eligible rollover distribution."


This endorsement is attached to and made part of the Contract.





Metropolitan Life Insurance Company

/s/ Louis J. Ragusa
-----------------------------
Louis J. Ragusa
Vice-President and Secretary

---------------------------
Registrar

---------------------------
Date

---------------------------
City and State

Form G.7812-54